NORTHWESTERN ENERGY GROUP

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenues
Electric	$ 324,254	$ 279,468	$ 686,308	$ 614,951
Gas	68,345	63,245	203,861	194,392
Total Revenues	392,599	342,713	890,169	809,343
Operating expenses
Fuel, purchased supply and direct transmission expense (exclusive of depreciation and depletion shown separately below)	89,823	75,271	235,388	213,468
Operating and maintenance	79,095	62,336	153,635	119,045
Administrative and general	42,356	33,773	88,475	75,130
Property and other taxes	50,101	48,168	100,505	91,408
Depreciation and depletion	66,978	62,379	133,809	124,779
Total Operating Expenses	328,353	281,927	711,812	623,830
Operating income	64,246	60,786	178,357	185,513
Interest expense, net	(40,332)	(36,254)	(80,248)	(72,765)
Other income, net	4,546	78	7,603	4,006
Income before income taxes	28,460	24,610	105,712	116,754
Income tax expense	(3,466)	(3,382)	(17,262)	(18,586)
Net Income	$ 24,994	$ 21,228	$ 88,450	$ 98,168

Average Common Shares Outstanding	61,509	61,381	61,485	61,360
Basic Earnings per Average Common Share	$0.41	$0.35	$1.44	$1.60
Diluted Earnings per Average Common Share	$0.40	$0.35	$1.43	$1.60
Dividends Declared per Common Share	$0.67	$0.66	$1.34	$1.32

See Notes to Condensed Consolidated Financial Statements

NORTHWESTERN ENERGY GROUP

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(Unaudited)

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net Income	$24,994	$21,228	$88,450	$98,168
Other comprehensive income, net of tax:
Foreign currency translation adjustment	(2)	4	(3)	5
Reclassification of net losses on derivative instruments	113	113	226	226
Total Other Comprehensive Income	111	117	223	231
Comprehensive Income	$25,105	$21,345	$88,673	$98,399

See Notes to Condensed Consolidated Financial Statements

NORTHWESTERN ENERGY GROUP

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands, except share data)

	June 30, 2026	December 31, 2025
ASSETS
Current Assets:
Cash and cash equivalents	$4,180	$8,781
Restricted cash	20,920	21,957
Accounts receivable, net	168,782	209,751
Inventories	145,986	132,506
Regulatory assets	105,469	92,937
Prepaid expenses and other	36,312	38,010
Total current assets	481,649	503,942
Property, plant, and equipment, net	6,902,094	6,738,849
Goodwill	367,635	367,635
Regulatory assets	778,828	772,634
Other noncurrent assets	173,495	76,631
Total Assets	$8,703,701	$8,459,691
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Current maturities of finance leases	$1,708	$1,865
Current portion of long-term debt	44,996	104,967
Short-term borrowings	100,000	150,000
Accounts payable	114,802	129,633
Accrued expenses and other	294,896	272,373
Regulatory liabilities	26,644	38,613
Total current liabilities	583,046	697,451
Long-term finance leases	7,728	—
Long-term debt	3,442,174	3,181,040
Deferred income taxes	761,092	733,064
Noncurrent regulatory liabilities	692,026	678,861
Other noncurrent liabilities	322,298	283,535
Total Liabilities	5,808,364	5,573,951
Commitments and Contingencies (Note 11)
Shareholders' Equity:
Common stock, par value $0.01; authorized 200,000,000 shares; issued and outstanding 65,006,266 and 61,513,596 shares, respectively; Preferred stock, par value $0.01; authorized 50,000,000 shares; none issued	650	649
Treasury stock at cost	(99,035)	(97,503)
Paid-in capital	2,096,493	2,091,935
Retained earnings	903,067	896,720
Accumulated other comprehensive loss	(5,838)	(6,061)
Total Shareholders' Equity	2,895,337	2,885,740
Total Liabilities and Shareholders' Equity	$8,703,701	$8,459,691

See Notes to Condensed Consolidated Financial Statements

NORTHWESTERN ENERGY GROUP

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in thousands)

	Six Months Ended June 30,
	2026	2025
OPERATING ACTIVITIES:
Net income	$88,450	$98,168
Adjustments to reconcile net income to cash provided by operations:
Depreciation and depletion	133,809	124,779
Amortization of debt issuance costs, premium, and deferred hedge gain	1,926	2,343
Stock-based compensation costs	4,088	4,168
Equity portion of allowance for funds used during construction	(4,587)	(4,066)
Deferred income taxes	14,406	16,746
Other adjustments	(41)	151
Changes in current assets and liabilities:
Accounts receivable	40,967	32,841
Inventories	(13,480)	(2,458)
Other current assets	(5,410)	9,907
Accounts payable	(7,781)	(27,688)
Accrued expenses and other	22,571	(2,861)
Regulatory assets	(12,532)	(27,653)
Regulatory liabilities	(11,969)	(4,200)
Other noncurrent assets and liabilities	(17,185)	(8,576)
Cash Provided by Operating Activities	233,232	211,601
INVESTING ACTIVITIES:
Property, plant, and equipment additions	(304,772)	(220,978)
Investment in debt & equity securities	(1,070)	(5,778)

Cash Used in Investing Activities	(305,842)	(226,756)
FINANCING ACTIVITIES:
Dividends on common stock	(82,103)	(80,654)
Issuance of long-term debt	375,000	500,000
Repayment of short-term borrowings	(50,000)	—
Repayments on long-term debt	(60,000)	(300,000)
Line of credit repayments, net	(114,000)	(103,000)
Other financing activities, net	(1,925)	(3,660)
Cash Provided by Financing Activities	66,972	12,686
Decrease in Cash, Cash Equivalents, and Restricted Cash	(5,638)	(2,469)
Cash, Cash Equivalents, and Restricted Cash, beginning of period	30,738	29,017
Cash, Cash Equivalents, and Restricted Cash, end of period	$25,100	$26,548
Supplemental Cash Flow Information:
Cash (received) paid during the period for:
Production tax credits(1)	—	(8,255)
Interest	76,713	67,166
Significant non-cash transactions:
Capital expenditures included in accounts payable	34,653	32,015

(1) Proceeds from production tax credits transferred are included in cash provided by operating activities within the Condensed Consolidated Statement of Cash Flows.

See Notes to Condensed Consolidated Financial Statements

NORTHWESTERN ENERGY GROUP

CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

(Unaudited)

(in thousands, except per share data)

	Three Months Ended June 30,
	Number of Common Shares	Number of Treasury Shares	Common Stock	Treasury Stock	Paid in Capital	Retained Earnings	Accumulated Other Comprehensive Loss	Total Shareholders' Equity
Balance at March 31, 2025	64,870	3,497	$649	$(97,935)	$2,086,594	$913,650	$(6,590)	$2,896,368

Net income	—	—	—	—	—	21,228	—	21,228
Foreign currency translation adjustment, net of tax	—	—	—	—	—	—	4	4
Reclassification of net losses on derivative instruments from OCI to net income, net of tax	—	—	—	—	—	—	113	113
Stock-based compensation	6	—	—	—	1,870	—	—	1,870
Issuance of shares	—	(8)	—	230	210	—	—	440
Dividends on common stock ($0.660 per share)	—	—	—	—	—	(40,347)	—	(40,347)
Balance at June 30, 2025	64,876	3,489	$649	$(97,705)	$2,088,674	$894,531	$(6,473)	$2,879,676

Balance at March 31, 2026	65,001	3,498	$650	$(99,186)	$2,094,232	$919,137	$(5,949)	$2,908,884

Net income	—	—	—	—	—	24,994	—	24,994
Foreign currency translation adjustment, net of tax	—	—	—	—	—	—	(2)	(2)
Reclassification of net losses on derivative instruments from OCI to net income, net of tax	—	—	—	—	—	—	113	113
Stock-based compensation	5	—	—	—	2,030	—	—	2,030
Issuance of shares	—	(5)	—	151	231	—	—	382
Dividends on common stock ($0.670 per share)	—	—	—	—	—	(41,064)	—	(41,064)
Balance at June 30, 2026	65,006	3,493	650	(99,035)	2,096,493	903,067	(5,838)	2,895,337

	Six Months Ended June 30,
	Number of Common Shares	Number of Treasury Shares	Common Stock	Treasury Stock	Paid in Capital	Retained Earnings	Accumulated Other Comprehensive Loss	Total Shareholders' Equity
Balance at December 31, 2024	64,811	3,490	$648	$(97,394)	$2,084,133	$877,017	$(6,704)	$2,857,700

Net income	—	—	—	—	—	98,168	—	98,168
Foreign currency translation adjustment, net of tax	—	—	—	—	—	—	5	5
Reclassification of net losses on derivative instruments from OCI to net income, net of tax	—	—	—	—	—	—	226	226
Stock-based compensation	65	—	1	(729)	4,142	—	—	3,414
Issuance of shares	—	(1)	—	418	399	—	—	817
Dividends on common stock ($1.320 per share)	—	—	—	—	—	(80,654)	—	(80,654)
Balance at June 30, 2025	64,876	3,489	$649	$(97,705)	$2,088,674	$894,531	$(6,473)	$2,879,676

Balance at December 31, 2025	64,895	3,477	$649	$(97,503)	$2,091,935	$896,720	$(6,061)	$2,885,740

Net income	—	—	—	—	—	88,450	—	88,450
Foreign currency translation adjustment, net of tax	—	—	—	—	—	—	(3)	(3)
Reclassification of net losses on derivative instruments from OCI to net income, net of tax	—	—	—	—	—	—	226	226
Stock-based compensation	111	28	1	(1,874)	4,066	—	—	2,193
Issuance of shares	—	(12)	—	342	492	—	—	834
Dividends on common stock ($1.340 per share)	—	—	—	—	—	(82,103)	—	(82,103)
Balance at June 30, 2026	65,006	3,493	650	(99,035)	2,096,493	903,067	(5,838)	2,895,337

See Notes to Condensed Consolidated Financial Statements

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Reference is made to Notes to Financial Statements included in the NorthWestern Energy Group's Annual Report)

(Unaudited)

(1) Nature of Operations and Basis of Consolidation

NorthWestern Energy Group, doing business as NorthWestern Energy, provides electricity and/or natural gas to approximately 850,300 customers in Montana, South Dakota, Nebraska and Yellowstone National Park, through its subsidiaries NorthWestern Corporation (NW Corp) and NorthWestern Energy Public Service Corporation (NWE Public Service). We have generated and distributed electricity in South Dakota and distributed natural gas in South Dakota and Nebraska since 1923 and have generated and distributed electricity and distributed natural gas in Montana since 2002.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP) requires us to make estimates and assumptions that may affect the reported amounts of assets, liabilities, revenues and expenses during the reporting period. Actual results could differ from those estimates. The unaudited Condensed Consolidated Financial Statements (Financial Statements) reflect all adjustments (which unless otherwise noted are normal and recurring in nature) that are, in our opinion, necessary to fairly present our financial position, results of operations and cash flows. The actual results for the interim periods are not necessarily indicative of the operating results to be expected for a full year or for other interim periods. Events occurring subsequent to June 30, 2026 have been evaluated as to their potential impact to the Financial Statements through the date of issuance.

The Financial Statements included herein have been prepared by NorthWestern, without audit, pursuant to the rules and regulations of the SEC. Certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to such rules and regulations; however, we believe that the condensed disclosures provided are adequate to make the information presented not misleading. We recommend that these Financial Statements be read in conjunction with the audited financial statements and related footnotes included in the NorthWestern Energy Group Annual Report on Form 10-K for the year ended December 31, 2025.

Supplemental Cash Flow Information

The following table provides a reconciliation of cash, cash equivalents, and restricted cash reported within the Condensed Consolidated Balance Sheets that sum to the total of the same such amounts shown in the Condensed Consolidated Statements of Cash Flows (in thousands):

	June 30,	December 31,	June 30,	December 31,
	2026	2025	2025	2024
Cash and cash equivalents	$4,180	$8,781	$2,936	$4,283
Restricted cash	20,920	21,957	23,612	24,734
Total cash, cash equivalents, and restricted cash shown in the Condensed Consolidated Statements of Cash Flows	$25,100	$30,738	$26,548	$29,017

Goodwill

We completed our annual goodwill impairment test as of April 1, 2026, and no impairment was identified. We evaluated qualitative factors (including macroeconomic conditions, industry and market considerations, cost factors, and overall financial performance) to determine whether it was more likely than not that the fair value of our reporting units was less than its carrying amount. Our evaluation of these factors concluded that it was not more likely than not that the fair value of our reporting units was less than its carrying amount and therefore no further testing was necessary.

(2) Pending Merger with Black Hills Corporation

On August 18, 2025, we entered into a Merger Agreement with Black Hills and River Merger Sub, Inc., a Delaware corporation and direct wholly owned subsidiary of Black Hills (Merger Sub). The Merger Agreement provides for an all-stock merger of equals between NorthWestern and Black Hills upon the terms and subject to the conditions set forth therein. The Merger Agreement provides for Merger Sub to merge with and into NorthWestern, with NorthWestern continuing as the surviving entity and a direct wholly owned subsidiary of Black Hills, which would assume the new corporate name of Bright Horizon Energy as the resulting parent company of the combined corporate group. Under the provisions of ASC Topic 805, which requires the identification of an acquirer in a business combination, Black Hills is the accounting acquirer. Pursuant to the Merger Agreement, at the effective time of the Merger, each share of NorthWestern, par value $0.01 per share, issued and outstanding as of immediately prior to closing will be converted into the right to receive 0.98 validly issued, fully paid and non-assessable shares of Black Hills Common Stock.

In connection with this pending merger, we have incurred merger-related costs. During the three and six months ended June 30, 2026, we have incurred $3.3 million and $6.7 million, respectively, of merger-related costs, which are included in our Administrative and general expenses.

Regulatory and Shareholder Approvals

Our pending merger with Black Hills was unanimously approved by our board of directors and Black Hills' board of directors. In February 2026, the Form S-4, which contains joint proxy statement/prospectus for NorthWestern and Black Hills, was declared effective by the SEC. In April 2026, shareholders of each company voted to approve the Merger and the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act expired, permitting consummation of the transaction. In May 2026, the Federal Energy Regulatory Commission (FERC) and the Nebraska Public Service Commission (NPSC) each approved the Merger. In June 2026, the South Dakota Public Utilities Commission (SDPUC) approved the merger.

The completion of the Merger remains subject to the satisfaction or waiver of certain conditions to closing, including (1) subject to certain conditions, the receipt of certain regulatory approvals, including approval from the Montana Public Service Commission (MPSC) on such terms and conditions that would not result in a material adverse effect on Bright Horizon Energy; (2) the absence of any court order or regulatory injunction prohibiting the completion of the Merger; (3) the authorization for listing of shares of Black Hills Common Stock to be issued in the Merger on a mutually agreed stock exchange; (4) subject to specified materiality standards, the accuracy of the representations and warranties of each party; (5) compliance by each party in all material respects with its covenants; (6) the absence of a material adverse effect on each party; and (7) receipt of each party of an opinion relating to the anticipated tax-free treatment of the Merger.

We filed an application with the MPSC for approval of the Merger, and in April 2026, we reached a settlement agreement with certain key intervenors in Montana, which is subject to the approval by the MPSC. In May 2026, a hearing with the MPSC was held and we await their final order.

We anticipate the transaction closing by year-end 2026, subject to the satisfaction or waiver of certain closing conditions.

(3) Regulatory Matters

Montana Rate Review

In December 2025, the MPSC issued a final order approving our partial electric settlement agreement. The final order also suspended the 90/10 cost sharing mechanism of the Power Cost and Credit Adjustment Mechanism (PCCAM) on a temporary basis pending further review by the MPSC. Within this final order, the MPSC disallowed a portion of the capital costs related to the construction of Yellowstone County Generating Station (YCGS). As a result, in the fourth quarter of 2025 we recorded a $30.9 million non-cash charge for the regulatory disallowance. As of June 30, 2026, we have $3.6 million reserved within Regulatory liabilities on the Condensed Consolidated Balance Sheets for interim rates to be refunded to customers.

In January 2026, we filed a Motion for Reconsideration (Motion) as it relates to this final order. Among other things, our Motion requests that the MPSC reconsider their prudence conclusions regarding the capital costs associated with the construction of YCGS and clarification as to the effective date of the PCCAM sharing mechanism suspension, for which we have requested an effective date of July 1, 2025, to align with the PCCAM tracker year. Any subsequent modifications by the MPSC to their final order are expected to be reflected in our 2026 results.

Colstrip Acquisitions and Requests for Cost Recovery

In January 2023, and July 2024, we entered into definitive agreements with Avista Corporation (Avista) and Puget Sound Energy (Puget), respectively, to acquire their respective interests in Colstrip Units 3 and 4 for $0 and completed these acquisitions on January 1, 2026. Accordingly, we are responsible for the associated operating costs beginning on January 1, 2026, which we will not collect through utility base rates, until requested in a future Montana rate review. Puget and Avista will remain responsible for their respective pre-closing share of environmental, asset retirement obligations (AROs), and pension liabilities attributed to events or conditions existing prior to the closing of the transaction and for any future decommissioning and demolition costs associated with the existing facilities that comprise their interests.

While Puget and Avista remain contractually obligated for the pre-closing share of AROs, we remain the primary obligor. As such, as of June 30, 2026, we have recorded $2.8 million and $34.2 million within Accrued expenses and other and Other noncurrent liabilities, respectively, on the Condensed Consolidated Balance Sheets for these AROs, and we have recorded an indemnification asset of $2.8 million and $34.2 million with Prepaid expenses and other and Other noncurrent assets, respectively, on the Condensed Consolidated Balance Sheets.

Avista Interests - The 222 megawatts of generation capacity from Colstrip Units 3 and 4 acquired from Avista (Avista Interests) on January 1, 2026, was identified as a key element in our strategy to achieve resource adequacy for customers, as outlined in our 2023 Montana Integrated Resource Plan. Noting the costs associated with operating this resource are not currently reflected in utility customer rates, in August 2025, we filed a temporary PCCAM tariff waiver request with the MPSC that could provide a near-term cost-recovery mechanism to offset a portion of the approximately $18 million in annual incremental operating and maintenance costs associated with the Avista Interests. This waiver requested that the MPSC allow us to keep 100 percent of the net revenue associated with certain designated power sales contracts up to the amount of the operating and maintenance expenses we incur associated with our Avista Interests. Furthermore, the waiver request indicated that any net revenues from the designated contracts exceeding the operating and maintenance expenses associated with our Avista Interests would continue to flow back to retail customers. In January 2026, the MPSC approved our PCCAM tariff waiver request on an interim basis with final approval or denial subject to the ongoing PCCAM docket process.

During the three and six months ended June 30, 2026, power prices in the Pacific Northwest associated with these designated power sales contracts included within our PCCAM tariff waiver were insufficient to contribute to the recovery of the operating and maintenance expenses associated with the Avista Interests.

Puget Interests - The 370 megawatts of generation capacity from Colstrip Units 3 and 4 acquired from Puget (Puget Interests) on January 1, 2026, increases our ownership share of the facility to 55 percent and provides an increase in voting share in determining strategic direction and investment decisions at the facility. Unlike the Avista Interests, we do not currently need this capacity to serve existing customers in Montana. As such, the Puget Interests are held by our FERC regulated subsidiary to isolate the costs associated with this acquired interest from our Montana retail customers. While we expect our future opportunity to serve growing customer demand, including large-load customers, may be supported by this resource, in October 2025, we signed a contract to sell the dispatchable capacity and associated energy from the Puget Interests beginning January 1, 2026, through late 2027. Revenues from this agreement are expected to largely offset the estimated $30 million of annual incremental operating and maintenance costs associated with the Puget Interests. In addition, in October 2025, we submitted a request to the FERC for approval of cost-based rates for our subsidiary that will own the Puget Interests. In February 2026, the FERC approved both the cost based rates and the contract rates retroactive to January 1, 2026. In March 2026, two MPSC commissioners, in their individual capacity, filed a motion with the FERC requesting a rehearing that largely reiterated arguments previously rejected by the FERC. The FERC denied this motion by operation of law. In June 2026, the two MPSC commissioners appealed the decision to the Ninth Circuit. We have intervened in the case.

(4) Income Taxes

We compute income tax expense for each quarter based on the estimated annual effective tax rate for the year, adjusted for certain discrete items. Our effective tax rate typically differs from the federal statutory tax rate due to the regulatory impact of flowing through the federal and state tax benefit of repairs deductions, state tax benefit of accelerated tax depreciation deductions (including bonus depreciation when applicable) and production tax credits. The regulatory accounting treatment of these deductions requires immediate income recognition for temporary tax differences of this type, which is referred to as the flow-through method. When the flow-through method of accounting for temporary differences is reflected in regulated revenues, we record deferred income taxes and establish related regulatory assets and liabilities.

During the three months ended June 30, 2026 income tax expense was $3.5 million compared to $3.4 million for the same period in 2025.

For the three months ended June 30, 2026, the effective tax rate was 12.2% compared to 13.7% for the same period in 2025. The lower effective tax rate was primarily due to higher flow through repairs deductions partly offset by higher plant depreciation flow through items.

During the six months ended June 30, 2026 income tax expense was $17.3 million compared to $18.6 million for the same period in 2025. For the six months ended June 30, 2026, the effective tax rate was 16.3% compared to 15.9% for the same period in 2025. The higher effective tax rate was primarily due to higher plant depreciation flow through items and lower production tax credits, partly offset by higher flow through repairs deductions.

(5) Comprehensive Income (Loss)

The following tables display the components of Other Comprehensive Income (Loss), after-tax, and the related tax effects (in thousands):

	Three Months Ended
	June 30, 2026			June 30, 2025
	Before-Tax Amount	Tax Expense	Net-of-Tax Amount	Before-Tax Amount	Tax Expense	Net-of-Tax Amount
Foreign currency translation adjustment	$(2)	$—	$(2)	$4	$—	$4
Reclassification of net income on derivative instruments	153	(40)	113	153	(40)	113
Other comprehensive income (loss)	$151	$(40)	$111	$157	$(40)	$117

	Six Months Ended
	June 30, 2026			June 30, 2025
	Before-Tax Amount	Tax Expense	Net-of-Tax Amount	Before-Tax Amount	Tax Expense	Net-of-Tax Amount
Foreign currency translation adjustment	$(3)	$—	$(3)	$5	$—	$5
Reclassification of net income on derivative instruments	306	(80)	226	306	(80)	226
Other comprehensive income (loss)	$303	$(80)	$223	$311	$(80)	$231

Balances by classification included within accumulated other comprehensive loss (AOCL) on the Condensed Consolidated Balance Sheets are as follows, net of tax (in thousands):

	June 30, 2026	December 31, 2025
Foreign currency translation	$1,448	$1,451
Derivative instruments designated as cash flow hedges	(8,243)	(8,469)
Postretirement medical plans	957	957
Accumulated other comprehensive loss	$(5,838)	$(6,061)

The following tables display the changes in AOCL by component, net of tax (in thousands):

		Three Months Ended
		June 30, 2026
	Affected Line Item in the Condensed Consolidated Statements of Income	Interest Rate Derivative Instruments Designated as Cash Flow Hedges	Postretirement Medical Plans	Foreign Currency Translation	Total
Beginning balance		$(8,356)	$957	$1,450	$(5,949)
Other comprehensive loss before reclassifications		—	—	(2)	(2)
Amounts reclassified from AOCL	Interest Expense	113	—	—	113
Net current-period other comprehensive income (loss)		113	—	(2)	111
Ending balance		$(8,243)	$957	$1,448	$(5,838)

		Three Months Ended
		June 30, 2025
	Affected Line Item in the Condensed Consolidated Statements of Income	Interest Rate Derivative Instruments Designated as Cash Flow Hedges	Postretirement Medical Plans	Foreign Currency Translation	Total
Beginning balance		$(8,808)	$784	$1,434	$(6,590)
Other comprehensive income before reclassifications		—	—	4	4
Amounts reclassified from AOCL	Interest Expense	113	—	—	113
Net current-period other comprehensive income		113	—	4	117
Ending balance		$(8,695)	$784	$1,438	$(6,473)

		Six Months Ended
		June 30, 2026
	Affected Line Item in the Condensed Consolidated Statements of Income	Interest Rate Derivative Instruments Designated as Cash Flow Hedges	Postretirement Medical Plans	Foreign Currency Translation	Total
Beginning balance		$(8,469)	$957	$1,451	$(6,061)
Other comprehensive loss before reclassifications		—	—	(3)	(3)
Amounts reclassified from AOCL	Interest Expense	226	—	—	226
Net current-period other comprehensive income (loss)		226	—	(3)	223
Ending balance		$(8,243)	$957	$1,448	$(5,838)

		Six Months Ended
		June 30, 2025
	Affected Line Item in the Condensed Consolidated Statements of Income	Interest Rate Derivative Instruments Designated as Cash Flow Hedges	Postretirement Medical Plans	Foreign Currency Translation	Total
Beginning balance		$(8,921)	$784	$1,433	$(6,704)
Other comprehensive income before reclassifications		—	—	5	5
Amounts reclassified from AOCL	Interest Expense	226	—	—	226
Net current-period other comprehensive income		226	—	5	231
Ending balance		$(8,695)	$784	$1,438	$(6,473)

(6) Financing Activities

We exercised a five-year renewal option on a default supply procurement agreement, which we have recorded as a finance lease on our Condensed Consolidated Balance Sheets. As a result, the finance lease term was extended and will mature on June 30, 2031.

On April 9, 2026, we amended our existing NorthWestern Energy Group Term Loan Credit Agreement (NWE Group Term Loan) to extend the maturity date from April 10, 2026 to December 31, 2026. In May 2026, we repaid $50.0 million of this NWE Group Term Loan.

On April 28, 2026, NWE Public Service priced $150.0 million aggregate principal amount of South Dakota First Mortgage Bonds at a fixed interest rate of 5.51 percent maturing on June 15, 2036. We completed the issuance and sale of these bonds on June 15, 2026. Proceeds were utilized to redeem NWE Public Service's $60.0 million of 2.80 percent South Dakota First Mortgage Bonds due on June 15, 2026, to repay outstanding borrowings under our credit facility, and for general utility purposes.

On May 27, 2026, NW Corp entered into a $225.0 million secured Term Loan Credit Agreement (NW Corp Term Loan) with a maturity date of November 26, 2027. NW Corp's obligations under the NW Corp Term Loan are secured by $225.0 million of Montana First Mortgage Bonds issued to the administrative agent of the term loan facility. Borrowings may be made at a variable interest rate equal to the Secured Overnight Financing Rate plus an applicable margin as provided in the NW Corp Term Loan. Proceeds were used to repay a portion of NW Corp's outstanding revolving credit facility borrowings. The NW Corp Term Loan provides for prepayment of the principal and interest; however, amounts prepaid may not be reborrowed. The NW Corp Term Loan requires NW Corp to maintain a consolidated indebtedness to total capitalization ratio of 65 percent or less. It also contains covenants which, among other things, limit our ability to engage in any consolidation or merger (except for our pending merger with Black Hills) or otherwise liquidate or dissolve, dispose of property, and restricts certain affiliate transactions.

(7) Segment Information

Our reportable segments are engaged in the electric and natural gas utility businesses.

Our Chief Operating Decision Maker (CODM), who is our Chief Executive Officer, uses segment net income to evaluate if our operating segments are earning their authorized rate of return and in the annual budget and forecasting process. Our CODM also uses segment net income to determine how to allocate capital resources between our operating segments and when to allocate the resources necessary to file for rate reviews. Segment asset and capital expenditure information is not provided for our reportable segments. As an integrated electric and gas utility, we operate significant assets that are not dedicated to a specific reportable segment.

Financial data for the reportable segments are as follows (in thousands):

Three Months Ended
June 30, 2026	Electric	Gas	Total
Operating revenues	$324,254	$68,345	$392,599
Fuel, purchased supply and direct transmission expense (exclusive of depreciation and depletion shown separately below)	72,836	16,987	89,823
Operating, general, and administrative	91,739	25,551	117,290
Property and other taxes	39,056	11,044	50,100
Depreciation and depletion	55,562	11,416	66,978
Interest expense, net	(30,589)	(8,086)	(38,675)
Other income, net	2,941	1,167	4,108
Income tax (expense) benefit	(5,451)	304	(5,147)
Segment net income (loss)	$31,962	$(3,268)	$28,694
Reconciliation to consolidated net income
Other, net(1)			(3,700)
Consolidated net income			$24,994

Three Months Ended
June 30, 2025	Electric	Gas	Total
Operating revenues	$279,468	$63,245	$342,713
Fuel, purchased supply and direct transmission expense (exclusive of depreciation and depletion shown separately below)	59,603	15,668	75,271
Operating, general, and administrative	73,615	22,773	96,388
Property and other taxes	37,318	10,850	48,168
Depreciation and depletion	52,387	9,992	62,379
Interest expense, net	(27,562)	(7,297)	(34,859)
Other income, net	121	456	577
Income tax (expense) benefit	(4,230)	201	(4,029)
Segment net income (loss)	$24,874	$(2,678)	$22,196
Reconciliation to consolidated net income
Other, net(1)			(968)
Consolidated net income			$21,228

Six Months Ended
June 30, 2026	Electric	Gas	Total
Operating revenues	$686,308	$203,861	$890,169
Fuel, purchased supply and direct transmission expense (exclusive of depreciation and depletion shown separately below)	163,111	72,277	235,388
Operating, general, and administrative	181,340	52,682	234,022
Property and other taxes	78,267	22,196	100,463
Depreciation and depletion	111,031	22,778	133,809
Interest expense, net	(60,774)	(15,957)	(76,731)
Other income, net	4,486	1,791	6,277
Income tax expense	(16,934)	(2,831)	(19,765)
Segment net income	$79,337	$16,931	$96,268
Reconciliation to consolidated net income
Other, net(1)			(7,818)
Consolidated net income			$88,450

Six Months Ended
June 30, 2025	Electric	Gas	Total
Operating revenues	$614,951	$194,392	$809,343
Fuel, purchased supply and direct transmission expense (exclusive of depreciation and depletion shown separately below)	152,355	61,113	213,468
Operating, general, and administrative	146,094	47,943	194,037
Property and other taxes	70,604	20,645	91,249
Depreciation and depletion	104,875	19,904	124,779
Interest expense, net	(55,318)	(14,331)	(69,649)
Other income, net	2,611	1,547	4,158
Income tax expense	(14,102)	(4,226)	(18,328)
Segment net income	$74,214	$27,777	$101,991
Reconciliation to consolidated net income
Other, net(1)			(3,823)
Consolidated net income			$98,168

(1) Consists of unallocated corporate costs, including merger-related costs, and certain limited unregulated activity within the energy industry.

(8) Revenue from Contracts with Customers

Nature of Goods and Services

We provide retail electric and natural gas services to three primary customer classes. Our largest customer class consists of residential customers, which includes single private dwellings and individual apartments. Our commercial customers consist primarily of main street businesses, and our industrial customers consist primarily of manufacturing and processing businesses that turn raw materials into products.

Electric Segment - Our regulated electric utility business primarily provides generation, transmission, and distribution services to customers in our Montana and South Dakota jurisdictions. We recognize revenue when electricity is delivered to the customer. Payments on our tariff-based sales are generally due 0-30 days after the billing date.

Natural Gas Segment - Our regulated natural gas utility business primarily provides production, storage, transmission, and distribution services to customers in our Montana, South Dakota, and Nebraska jurisdictions. We recognize revenue when natural gas is delivered to the customer. Payments on our tariff-based sales are generally due 0-30 days after the billing date.

Disaggregation of Revenue

The following tables disaggregate our revenue by major source and customer class (in thousands):

	Three Months Ended
	June 30, 2026			June 30, 2025
	Electric	Natural Gas	Total	Electric	Natural Gas	Total
Montana	$98,447	$19,711	$118,158	$81,824	$17,968	$99,792
South Dakota	17,983	5,776	23,759	16,235	5,566	21,801
Nebraska	—	4,196	4,196	—	4,523	4,523
Residential	116,430	29,683	146,113	98,059	28,057	126,116
Montana	110,833	12,211	123,044	93,910	10,499	104,409
South Dakota	30,341	4,141	34,482	27,737	3,920	31,657
Nebraska	—	1,994	1,994	—	2,346	2,346
Commercial	141,174	18,346	159,520	121,647	16,765	138,412
Industrial	10,831	844	11,675	9,888	144	10,032
Lighting, governmental, irrigation, and interdepartmental	14,144	268	14,412	9,421	270	9,691
Total Retail Revenues	282,579	49,141	331,720	239,015	45,236	284,251
Regulatory Amortization	(3,645)	5,925	2,280	10,325	5,189	15,514
Transmission	29,141	—	29,141	28,147	—	28,147
Transportation, wholesale and other	16,179	13,279	29,458	1,981	12,820	14,801
Total Revenues	$324,254	$68,345	$392,599	$279,468	$63,245	$342,713

	Six Months Ended
	June 30, 2026			June 30, 2025
	Electric	Natural Gas	Total	Electric	Natural Gas	Total
Montana	$218,885	$67,849	$286,734	$196,801	$69,386	$266,187
South Dakota	41,212	20,300	61,512	38,527	21,136	59,663
Nebraska	—	15,357	15,357	—	17,732	17,732
Residential	260,097	103,506	363,603	235,328	108,254	343,582
Montana	217,315	39,088	256,403	190,862	37,257	228,119
South Dakota	61,738	15,895	77,633	57,051	15,095	72,146
Nebraska	—	8,500	8,500	—	9,787	9,787
Commercial	279,053	63,483	342,536	247,913	62,139	310,052
Industrial	22,695	1,635	24,330	19,988	628	20,616
Lighting, governmental, irrigation, and interdepartmental	19,653	792	20,445	14,114	861	14,975
Total Retail Revenues	581,498	169,416	750,914	517,343	171,882	689,225
Regulatory Amortization	6,426	4,924	11,350	38,015	(4,247)	33,768
Transmission	60,112	—	60,112	54,703	—	54,703
Transportation, wholesale and other	38,272	29,521	67,793	4,890	26,757	31,647
Total Revenues	$686,308	$203,861	$890,169	$614,951	$194,392	$809,343

(9) Earnings Per Share

Basic earnings per share are computed by dividing earnings applicable to common stock by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of common stock equivalent shares that could occur if unvested shares were to vest. Common stock equivalent shares are calculated using the treasury stock method, as applicable. The dilutive effect is computed by dividing earnings applicable to common stock by the weighted average number of common shares outstanding plus the effect of the outstanding unvested restricted stock and performance share awards. Average shares used in computing the basic and diluted earnings per share are as follows:

	Three Months Ended
	June 30, 2026	June 30, 2025
Basic computation	61,508,960	61,380,777
Dilutive effect of:
Performance and restricted share awards(1)	265,634	103,169
Diluted computation	61,774,594	61,483,946

	Six Months Ended
	June 30, 2026	June 30, 2025
Basic computation	61,484,991	61,360,252
Dilutive effect of:
Performance and restricted share awards(1)	218,440	95,733
Diluted computation	61,703,431	61,455,985

(1) Performance share awards are included in diluted weighted average number of shares outstanding based upon what would be issued if the end of the most recent reporting period was the end of the term of the award.

As of June 30, 2026, there were no shares from performance and restricted share awards which were antidilutive and excluded from the earnings per share calculations, compared to 68,107 shares as of June 30, 2025.

(10) Employee Benefit Plans

We sponsor and/or contribute to pension and postretirement health care and life insurance benefit plans for eligible employees. Net periodic benefit cost (credit) for our pension and other postretirement plans consists of the following (in thousands):

	Pension Benefits		Other Postretirement Benefits
	Three Months Ended June 30,		Three Months Ended June 30,
	2026	2025	2026	2025
Components of Net Periodic Benefit Cost (Credit)
Service cost	$1,145	$1,167	$48	$66
Interest cost	2,853	6,104	93	129
Expected return on plan assets	(2,902)	(5,734)	(403)	(355)

Recognized actuarial gain	—	—	(182)	(68)

Net periodic benefit cost (credit)	$1,096	$1,537	$(444)	$(228)

	Pension Benefits		Other Postretirement Benefits
	Six Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Components of Net Periodic Benefit Cost (Credit)
Service cost	$2,243	$2,362	$102	$128
Interest cost	5,744	12,149	195	256
Expected return on plan assets	(5,825)	(11,476)	(806)	(709)

Recognized actuarial gain	—	—	(343)	(138)

Net periodic benefit cost (credit)	$2,162	$3,035	$(852)	$(463)

We contributed $4.9 million to our pension plans during the six months ended June 30, 2026. We expect to contribute an additional $6.6 million to our pension plans during the remainder of 2026.

(11) Commitments and Contingencies

Parent Guarantee

NorthWestern Energy Group, Inc. has guaranteed the contractual obligations of its wholly-owned subsidiary, NorthWestern Colstrip 370Pu, LLC (NW Colstrip 370), to its counterparty to an agreement for the sale of capacity and energy from our recently acquired 370 megawatt ownership interest in the Colstrip facility. The guarantee exists during the January 2026 through September 2027 term of the agreement. The guarantee is unconditional and irrevocable, covering all payment obligations of the subsidiary under the contract up to a maximum amount of $15.0 million. The guarantee is triggered in an event where NW Colstrip 370 fails to pay any amounts that could come due under the agreement. As of June 30, 2026, no demand has been made under the guarantee and management believes that risk of material payment under this guarantee is remote.

ENVIRONMENTAL LIABILITIES AND REGULATION

The circumstances set forth in Note 20 - Commitments and Contingencies to the financial statements included in the NorthWestern Energy Group Annual Report on Form 10-K for the year ended December 31, 2025 appropriately represent, in all material respects, the current status of our environmental liabilities and regulation.

LEGAL PROCEEDINGS

We are subject to various legal proceedings, governmental audits and claims that arise in the ordinary course of business. In our opinion, the amount of ultimate liability with respect to these other actions will not materially affect our financial position, results of operations, or cash flows.